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                                                                Exhibit 10.53

MEMORANDUM

To:       Mr. John P. Reilly

From:     William D. Lautman

Date:     March 26, 1999

Subject:  LifeWatch Advisory Engagement Letter


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This memorandum memorializes the agreement (the "Agreement") between EGS
Securities Corp. ("EGS") and Sabratek Corporation ("Sabratek" or the "Company") and confirms the understanding between such parties regarding the engagement of EGS by Sabratek pursuant to which EGS will perform certain financial advisory services on behalf of the Company. Such advisory services to be undertaken by EGS will relate (1) to the prospective acquisition of, or (2) any other consummation of a strategic relationship with (any individual transaction within the context of (1) or (2) above, a "Transaction" hereinafter defined) LifeWatch, Inc., a wholly-owned subsidiary of Ralin Medical Inc. ("LifeWatch"). The terms of the Agreement are outlined as follows:

    1. The Company hereby engages EGS as its financial advisor in connection with a Transaction with LifeWatch.

    2. EGS accepts the engagement described in Paragraph 1 and accordingly agrees to undertake the following, at the option of the Company:

            a) to assist the Company in assessing the strategic value of a Transaction with LifeWatch to assist the Company, at the option of the Company;

            b) if applicable, to assist the Company with valuation analyses to be used by management in its negotiations with LifeWatch, provided, however, that EGS will not have an obligation to render a written appraisal of any of LifeWatch's assets or liabilities or to provide a "fairness opinion;"

            c) to advise the Company with respect to the form and structure of a Transaction;

            d) to advise the Company as to strategy and tactics for negotiating with LifeWatch and to coordinate and assist in related discussions; and

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            e)  to assist the Company in negotiating a definitive agreement or agreements with LifeWatch.

    3. In consideration for services rendered pursuant to paragraphs 1 and 2 of this Agreement, the Company shall pay to EGS, at or shortly after the Closing (hereinafter defined) of a Transaction, a success fee in the form of shares of common stock of Sabratek ("Success Fee"), the number of shares of which will be determined, by mutual agreement, at Closing based on the actual services rendered by EGS.

        Sabratek shall register any and all shares of common stock issued to EGS pursuant to the terms of this Agreement, in the first registration form filed on behalf of the equity holders of LifeWatch who received common stock of Sabratek in the Transaction. EGS shall not be subject to any sale restrictions on such shares other than regulatory restrictions, if any.

    4. The Company will also reimburse EGS, promptly upon request, for all reasonable out-of-pocket expenses incurred in connection with this Agreement.

    5. The Company warrants that it is unconditionally authorized to compensate EGS according to the formula outlined herein.

    6.  For the purposes of this Agreement:

            a) "Sabratek" or the "Company" shall refer to Sabratek Corporation, as well as any affiliate, joint venture investment, partner, successor or predecessor company or any related entity;

            b) "LifeWatch" shall refer to LifeWatch, Inc., a wholly-owned subsidiary of Ralin Medical, Inc., as well as any affiliate, joint venture investment, partner, successor or predecessor company or any related entity;

            c) "Transaction" shall refer to any acquisition of, or other strategic relationship established between, Sabratek and LifeWatch, including but not limited to: (i) a sale, purchase or transfer of any equity interests (including, without limitation, options, warrants or similar interests), (ii) a lease of assets other than in the normal course of business, (iii) a merger or consolidation, (iv) the formation of a joint venture or partnership or any other business combination, (v) the execution of any product or technology licensing agreement, (vi) the sale, grant or other transfer of any option or other right (whether or not contingent upon any future event) to acquire any equity interests or assets or to enter into any product or technology license or to consummate any other related transaction or, (vii) any similar transaction;

            d) "Closing" shall refer to the execution of definitive agreements to enter into a Transaction. In the event that a Transaction involves multiple steps (e.g., execution of an option agreement to acquire assets at a subsequent date), Closing shall refer to the execution of agreements committing the parties to the first of these successive related Transactions.

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    7.  The Company shall furnish, or cause to be furnished, to EGS all reasonable information requested by EGS for the purpose of rendering services hereunder (the "Information"). The Company recognizes and confirms that EGS:

            a) will use and rely on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; and

            b) does not assume responsibility for the accuracy or completeness of the Information and such other information. EGS agrees to keep confidential all non-public Information provided to it by the Company, except as required by law or as contemplated by the terms of this Agreement and will use such Information solely for the purposes described in this Agreement. Notwithstanding anything to the contrary contained herein, EGS may disclose non-public Information to its or Sabratek's agents and advisors whenever EGS determines that such disclosure is necessary to provide the services contemplated hereunder; provided that EGS will first advise the Company as to third parties receiving confidential Information concerning the Company and the Company shall first consent to such disclosure. Such party or parties will further agree to handle the Information confidentially. Upon the termination of this Agreement, EGS shall return the Information, and all copies thereof, to the Company. This provision may be enforced with equitable remedies.

    8. EGS will use its "reasonable best efforts" to assist the Company, pursuant to paragraph 2 of this Agreement, during the engagement period, but there is no commitment, expressed or implied, by EGS or any of its affiliates to effect the successful Closing of a Transaction.

    9. Except as required by law, any advice rendered by EGS pursuant to its engagement hereunder shall be treated as confidential by the Company and any party to whom the Company discloses such advice, and shall not be disclosed publicly in any manner without the prior written consent of EGS. Without prior notification to EGS, the Company shall not make any legally required disclosure of such advice nor make any legally required public announcement or filing in which EGS' name appears.

    10. Because EGS will be acting on behalf of the Company, the Company agrees to the indemnification and contribution provisions (the
        "Indemnification") attached to this Agreement as Annex A and incorporated herein in their entirety.

    11. In the event that a Transaction or other transaction with an entity other than LifeWatch is effected and the Company is not the surviving entity, the Company shall use its reasonable best efforts to cause the surviving company or purchaser to assume and honor the obligations and liabilities of the Company hereunder, including, without limitation, the Company's obligations and liabilities pursuant to provisions concerning

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        indemnification, contribution, and the Company's obligations to pay fees provisions.

    12. This Agreement may be terminated by either party at any time after 12 months from the date hereof on 30 days' prior written notice, without liability, except for the Company's obligations (which shall survive such termination) as to (i) reimbursement or payment for any Transaction fees and expenses incurred by EGS prior to termination of this Agreement, and (ii) any reimbursement, indemnity or contribution payable by the Company pursuant to Annex A (subject to the limitations therein). Notwithstanding anything contained in the preceding sentence, if a Transaction is Closed (within one year of such termination) with LifeWatch or any other party: (i) for which EGS has provided the Company advisory services in contemplation of a Transaction as part of this Agreement, the Company shall pay to EGS Transaction Fees as specified herein.

    13. This Agreement may not be amended or modified except in writing and when mutually executed by the Company and EGS, and shall be governed and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws. Any controversy or claim arising out of or relating to this Agreement, or the transactions contemplated hereby, or the breach hereof or thereof, shall be settled by binding and final arbitration in accordance with the then-existing Commercial Arbitration Rules of the American Arbitration Association. Unless otherwise agree, arbitration shall be conducted in Chicago, Illinois before a single arbitrator appointed in accordance with such Rules. The arbitrator shall follow the law governing this Agreement. The arbitrator's decision shall include a statement specifying in reasonable detail the basis for and computation of the amount of the award, if any. The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure, as in effect in the jurisdiction where the arbitration occurs. Judgement upon the arbitration award may be entered in any court having jurisdiction.



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        Please confirm that the foregoing is in accordance with the Company's understanding by signing and returning to EGS the enclosed duplicate of this Agreement.

                                             Sincerely,

                                             EGS SECURITIES CORP.

                                             By: /s/ WILLIAM LAUTMAN
                                                --------------------
                                                William Lautman
                                                Managing Director

        Accepted and agreed to as of
        the date first written above,

        SABRATEK CORPORATION

        By: /s/ JOHN REILLY
           -------------------------------
        Title: Chief Financial Officer
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        Attachment






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                                     ANNEX A
                                 INDEMNIFICATION

In addition to the fees and expenses which the Company has agreed to pay for the services to be performed pursuant to the letter agreement of even date herewith (the "Agreement"), the Company agrees: (i) to indemnify and hold EGS (which term for the purposes of this letter includes its directors, controlling persons [as such term is defined under the Securities Act of 1933], the officers, employees and agents) harmless against and from all losses, claims, damages or liabilities, joint or several (and all actions, claims, proceeds and investigations in respect thereof), to which EGS may become subject in connection with its performance of the services described in the attached letter agreement under any of the Federal securities laws, under any other statute, at common law or otherwise; (ii) that EGS will not be culpable for and will have no liability to the Company for or with respect to any and all losses, claims, damages or liabilities, joint or several, of the Company incurred in connection with EGS' performance of the services described in the Agreement; and (iii) in each case to reimburse EGS for all reasonable legal and other out-of-pocket expenses (including the cost of investigation and preparation) as and when incurred by EGS arising out of or in connection with any action, claim, proceeding or investigation (whether initiated or conducted by the Company or any other party) in connection therewith, whether or not resulting in any liability (and whether or not EGS is defendant in, or target of, any such action, claim, proceeding or investigation); provided, however, that the Company shall not be liable to EGS pursuant to clauses (i) and (iii) above and the Company's exculpation of EGS pursuant to clause (ii) above shall not apply in any such case to the extent that any such loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from EGS gross negligence, bad faith, or willful misconduct or the gross negligence, bad faith, or willful misconduct of any other indemnified person hereunder, and amounts paid and reimbursement of expenses under (iii) above shall be refunded. If for any reason the foregoing indemnification (including reimbursement pursuant to clause (iii) above) or the exculpation is unavailable to EGS or insufficient to hold it harmless (other than by reason of the proviso to the preceding sentence), then the Company shall contribute to the amount paid or payable by EGS as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and EGS on the other hand but also the relative fault of the Company and EGS as well as any relevant equitable considerations, provided that, in no event, will EGS' aggregate contribution hereunder exceed the amount of fees actually received by EGS pursuant to the Agreement. The indemnity, exculpation, reimbursement and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall survive any termination of the Agreement and shall be binding upon and extend to the benefit of any successors, assigns, heirs and personal representatives of the Company and EGS.

If any action, claim proceeding or investigation is instituted or threatened against EGS in respect of which indemnity may be sought against the Company hereunder, EGS shall promptly notify the Company thereof in writing, but the omission to notify the Company shall relieve the Company from any other obligation of liability that the Company may have to EGS under this letter or otherwise, only to the extent that such delay in

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notification materially prejudices the Company's defenses of such claim or action. The Company shall assume the defense of such action, including the employment of counsel and the payment of reasonable expenses. EGS shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of EGS unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action or in the opinion of counsel to EGS that there may be defenses available to it which are unique or separate to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of EGS), in any of which events such fees and expenses shall be borne by the Company; provided, that the Company shall only be responsible for the fees and expenses of one counsel in each jurisdiction. The Company will not be liable hereunder for any settlement thereof by EGS without the Company's written consent, which will not be unreasonably withheld. The Company shall not, without the prior written consent of EGS settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes the giving by the claimant to EGS of an unconditional and irrevocable release from all liability in respect of such claim.

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MEMORANDUM

To:       John P. Reilly

From:     William D. Lautman

Date:     July 2, 1999

Subject:  LifeWatch Advisory Fees

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          This memorandum serves to confirm the determination, by mutual agreement per the terms of my memorandum to you dated March 26, 1999, that EGS will receive 37,500 shares of common stock of Sabratek for services rendered in connection with the SRS Transaction (as defined in the memorandum). The terms of issuance, registration and sale of such stock will follow the terms outlined in the aforementioned memorandum.

          Please confirm your understanding and acceptance of our agreement by signing below and faxing a copy of this memorandum to me.

          /s/ John Reilly
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          John P. Reilly
          Chief Financial Officer
          Sabratek Corporation